Exhibit 4.1

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 8, 2007.

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY “U.S. PERSON,” AS SUCH TERM IS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, OR ANY PERSON IN THE UNITED STATES UNLESS REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

No.  •

AGENT’S WARRANT CERTIFICATE

Right to Purchase

• Common Shares

NON-TRANSFERABLE WARRANT TO PURCHASE COMMON SHARES OF

VISTA GOLD CORP.

CONTINUED UNDER THE LAWS OF THE YUKON TERRITORY

On the terms hereof, this is to certify that FOR VALUE RECEIVED, [Name and Address of Agent] the registered holder hereof (the “Holder”), has the right to subscribe for, in whole or in part, at any time and from time to time, up to and including 5:00 p.m. (Toronto time) on November 7, 2008 (the “Expiry Time”), • fully paid and non-assessable common shares (the “Common Shares”) without par value in the capital of Vista Gold Corp. (the “Company”), a corporation existing under the Business Company Act (Yukon) as constituted on the date hereof at a purchase price of US$8.50 per Common Share (the “Exercise Price”), subject to adjustment as hereinafter set forth.

The Company agrees that the Common Shares so purchased shall be and be deemed to be issued to the Holder as of the close of business on the date on which this Warrant Certificate shall have been surrendered and payment made for such shares as aforesaid.

Nothing contained herein shall confer any right upon the Holder to subscribe for or purchase any Common Shares of the Company at any time after the Expiry Time, and from and after the Expiry Time, this Warrant and all rights hereunder shall be void and of no value.

The above provisions are, however, subject to the following:

SECTION 1. - In the event that the Holder desires to exercise the right conferred hereby to purchase any or all of the Common Shares, the Holder shall at or before the Expiry Time: (a) duly complete, execute and deliver to the Company a Subscription Form for such Common Shares in the form annexed hereto, together with any additional documentation required thereby, (b) surrender this Warrant Certificate to the Company at the address of the Company indicated in Section 16 hereof, and (c) pay the aggregate Exercise Price in respect of the Common Shares subscribed for either in cash, by bank draft, money order, or by certified cheque drawn on a Canadian chartered bank and payable to the Company.  Upon such delivery, surrender and payment as aforesaid and subject to the provisions hereof, the Holder shall be deemed for all purposes to be a shareholder of record for the number of Common Shares to be so issued and the Holder shall be entitled to delivery of a certificate or certificates evidencing such shares

(which certificates, as well as all certificates issued in exchange for or in substitution thereof, shall bear any applicable restrictive legends) and the Company shall cause such certificate or certificates to be delivered to the Holder at the address specified by the Holder in said Subscription Form within ten days of said surrender and payment as aforesaid.  No fractional Common Shares will be issuable upon exercise of this Warrant and the Holder will not be entitled to cash payment or compensation in lieu of a fractional Common Share.

For purposes of complying with applicable securities laws and National Instrument 45-102 Resale of Securities, the Holder understands and acknowledges that, if the Warrants represented hereby are exercised on or before March 8, 2007, upon the issuance of the Common Shares, all the certificates representing such Common Shares, as well as all certificates issued in exchange for or in substitution of the foregoing Common Shares, shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 8, 2007.”

In addition, for purposes of complying with the U.S. Securities Act and applicable U.S. state securities laws, the Holder understands and acknowledges that upon the issuance of the Common Shares issuable hereunder, all the certificates representing the Common Shares, as well as all certificates issued in exchange for or in substitution of the foregoing securities, shall bear the following additional legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH U.S. SECURITIES ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) RECEIPT BY THE COMPANY OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.”

SECTION 2. - The right to purchase the Common Shares conferred hereby may be exercised in whole or in part.  In the event that prior to the Expiry Time the Holder subscribes for and purchases any number of Common Shares which is less than the number of shares referred to in this Warrant Certificate, the Holder shall present the original Warrant Certificate to the Company and the Holder will be entitled to receive a further Warrant Certificate, in the same form as this Warrant Certificate, in respect of the Common Shares referred to in this Warrant Certificate but not subscribed for.

The Warrants and the Common Shares have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States, and the Warrants may not be exercised within the United States or by or on behalf of any U.S. person or person in the United States (as such terms are defined in Rule 902 of Regulation S under the U.S. Securities Act) unless the Common Shares issuable upon exercise of the Warrants are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available and an opinion of counsel has been delivered to the Company to such effect.  The Company shall not cause such Common Shares to be issued unless the Holder has executed and delivered to the Company a Subscription Form as attached to the Warrant Certificate indicating that:

(a)                                  the Company shall receive a written certification at the time of exercise of the Warrant that the Holder is not in the United States, is not a U.S. person and is not exercising the Warrant on behalf of, or for the account or benefit of a U.S. person or a person in the United States and did not execute or deliver the Subscription Form in the United States; or

(b)                                 the Company shall receive a written opinion of counsel satisfactory to it that the Common Shares to be delivered upon exercise of the Warrants have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or are exempt from the registration thereunder.

SECTION 3. - The Warrants represented hereby are not transferable.

SECTION 4. - This Warrant Certificate may be exchanged for Warrant Certificates in any other denomination representing in the aggregate the same number of underlying Common Shares.  The Holder may exercise this right by surrendering this Warrant Certificate, together with a written direction, to the Company at the address of the Company indicated in Section 16 below and the Company shall cause the new Warrant Certificates to be delivered to the Holder at the address specified in such direction within ten days of said surrender as aforesaid.

SECTION 5. - In case this Warrant Certificate shall become mutilated or lost, destroyed or stolen, the Company shall, upon the Holder complying with this Section 5, issue and deliver a new Warrant Certificate of like date and tenor in exchange for and in place of the one mutilated, lost, destroyed or stolen Warrant Certificate and upon surrender and cancellation of such mutilated Warrant Certificate or in substitution for such lost, destroyed or stolen Warrant Certificate.  For the issue of a new Warrant Certificate pursuant to this Section 5, the Holder shall bear the cost of the issue thereof and in case of the loss, destruction or theft of the Warrant Certificate, the Holder shall, as a condition precedent to the issue thereof, furnish to the Company such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate so lost, destroyed or stolen as shall be reasonably satisfactory to the Company and the Holder may be required to furnish an indemnity in amount and form satisfactory to the Company.

SECTION 6. - The holding of this Warrant shall not constitute the Holder a shareholder of the Company nor entitle the Holder to any right or interest in respect thereof except as herein expressly provided.

SECTION 7. - The Company represents and warrants that:

a)              it is duly authorized to create and issue this Warrant;

b)             this Warrant Certificate is a valid and enforceable obligation of the Company in accordance with the terms hereof;

c)              it will use its best efforts to take all such action as may be necessary to ensure that all Common Shares issuable hereunder, may be so issued without violation of any applicable requirements of any exchange or over-the-counter market upon which the

Common Shares may be listed or in respect of which the Common Shares are qualified for unlisted trading privileges;

d)             the issuance of certificates of Common Shares upon the exercise of the Warrants shall be made without charge to the Holder for any issuance tax in respect thereto, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder; and

e)              the Company will use its best efforts to attend to all filings required to be made by the Company under applicable securities legislation in respect of the exercise of the Warrant Certificate in accordance with the terms hereof.  For greater certainty, such requirement will not impose any obligation on the Company to file a prospectus or registration statement or similar document, or to become a reporting issuer or a registrant in any province, state or territory.

The Company covenants and agrees that it will cause the Common Shares subscribed for and purchased in the manner herein provided and the certificate or certificates evidencing such Common Shares to be duly issued and that, at all times prior to the Expiry Time, it shall reserve and there shall remain unissued out of the Company’s authorized capital a sufficient number of shares to satisfy the right of purchase herein provided for. All Common Shares which shall be issued upon the exercise of the right of purchase herein provided for, upon payment thereof the aggregate Exercise Price for such Common Shares, shall be and be deemed to be fully paid and non-assessable and the Holder shall not be liable to the Company or its creditors in respect thereof.

The Company further covenants and agrees that the Holder of this Warrant shall be entitled to “piggyback” resale registration rights relating to the securities underlying this Warrant until such time as such securities may be resold under Rule 144 (“Rule 144”) promulgated under the U.S. Securities Act, without volume limitations under Rule 144, subject to customary black-out periods.

SECTION 8. - In Section 8 and Section 9:

“Equity Shares” means the Common Shares and any shares of any class or series of the Company which may from time to time be authorized for issue if the terms of such shares confer on the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution, or winding-up of the Company beyond a fixed sum or a fixed sum plus accrued dividends; and

“Current Market Price” of the Common Shares at any date means the weighted average price per share at which the Common Shares have traded on such stock exchange on which the Common Shares are listed as may be selected by the directors of the Company during any 20 consecutive trading days ending not more than 5 days immediately preceding such date.  In the event the Common Shares are not listed on any stock exchange, the Current Market Price of the Common Shares shall be determined by the directors acting reasonably and in good faith.

If at any time from November 7, 2006 and prior to the Expiry Time and while this Warrant Certificate is outstanding, there shall be a reclassification of the Common Shares outstanding at any time or a change of the Common Shares into other shares or securities, or any other capital reorganization except as described in Section 9, or a consolidation, amalgamation or merger of the Company with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common

Shares  into other shares or securities), or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such foregoing events being called a “Capital Reorganization”), should the Holder thereafter exercise its right to purchase Common Shares hereunder, the Holder shall be entitled to receive, and shall accept for the same aggregate consideration, in lieu of the number of Common Shares to which it was theretofore entitled upon the exercise of the right to purchase Common Shares hereunder, the kind and amount of shares or other securities or property which the Holder would have been entitled to receive by reason of such Capital Reorganization if, on the effective date thereof, it had been the registered holder of the number of Common Shares to which it was theretofore entitled upon such exercise.

If at any time from November 7, 2006 and prior to the Expiry Time and while this Warrant is outstanding, any adjustment in the Exercise Price shall occur as a result of:

(i)            an event referred to in Subsection 9(a); or

(ii)           the fixing by the Company of a record date for an event referred to in Subsection 9(b),

then the number of Common Shares purchasable upon any subsequent exercise of this Warrant Certificate shall be simultaneously adjusted by multiplying the number of Common Shares purchasable upon the exercise of this Warrant immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Exercise Price.  To the extent that any adjustment in subscription rights occurs pursuant to this Section 8 as a result of a distribution of exchangeable or convertible securities referred to in Subsection 9(a)(iii) other than Equity Shares or as a result of the fixing by the Company of a record date for the distribution of rights, options or warrants referred to in Subsection 9(b), the number of Common Shares purchasable upon the exercise of the Warrant shall be readjusted immediately in accordance with Section 9 hereof, after the expiration of any relevant exchange, conversion or exercise right to the number of Common Shares which would be purchasable based upon the number of Common Shares actually issued and remaining issuable immediately after such expiration, and shall be further readjusted in such manner upon expiration of any further such right.

SECTION 9. - The Exercise Price in effect at any date shall be subject to adjustment from time to time as follows:

(a)                           If at any time from November 7, 2006 and prior to the Expiry Time and while this Warrant is outstanding, the Company shall:

(i)            subdivide the outstanding Common Shares into a greater number of Common Shares,

(ii)           consolidate the outstanding Common Shares into a lesser number of Common Shares, or

(iii)          make any distribution, other than by way of a dividend in the ordinary course, to the holders of all or substantially all of the outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares,

(any of such events being called a “Common Share Reorganization”), the Exercise Price shall be adjusted effective after the effective date or record date (the “Effective Date”), (as the case may be, on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization) by multiplying the Exercise Price in effect immediately prior to such Effective Date by a fraction, of which the numerator shall be the number of Common Shares of the Company outstanding on the Effective Date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share

Reorganization (including, in the case where securities are exchangeable for or convertible into Common Shares, and are distributed, and the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such Record Date).  For purposes of this Subsection 9(a), “dividend in the ordinary course” means dividends having a value which does not exceed, in the aggregate, the greater of (i) 50% of the retained earnings of the Company as at the end of its immediately preceding fiscal year; and (ii) 100% of the aggregate consolidated net income of the Company determined before computation of extraordinary or unusual items, for its immediately preceding fiscal year.

(b)                           If and whenever at any time from November 7, 2006 and prior to the Expiry Time and while this Warrant Certificate is outstanding, the Company shall fix a record date for the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Common Shares under which such holders are entitled, during a period expiring not more than ninety days after the record date for such issue, to subscribe for or purchase Common Shares at a price per Common Share or having a conversion or exchange price per Common Share less than 95% of the Current Market Price per Common Share on such record date, the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, the numerator of which shall be the total number of Common Shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase at the price at which such Common Shares are offered, or the aggregate conversion or exchange price of the convertible securities so offered, by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible or exchangeable).  Any Common Shares owned by or held for the account of the Company or any subsidiary of the Company, shall be deemed not to be outstanding for the purpose of any such computation.  To the extent that any adjustment in the Exercise Price occurs pursuant to this Subsection 9(b) as a result of the Company fixing a record date for the issue and distribution of rights, options or warrants referred to in this Subsection 9(b), the Exercise Price shall be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration, and the Exercise Price shall be further readjusted in such manner upon expiration of any such further right.

(c)           If and whenever at any time from November 7, 2006 and prior to the Expiry Time and while this Warrant is outstanding, the Company issues or distributes to all or substantially all the holders of Common Shares, (i) shares of any class other than Common Shares, or (ii) evidences of indebtedness, or (iii) any other cash, securities or other property or assets, and that issuance or distribution does not constitute a Share Reorganization or a rights offering pursuant to subsection (b) (any of those events being herein called a “Special Distribution”), the number of Common Shares issuable on exercise of this Warrant (the “Exercise Number”) shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution to an Exercise Number that is the product of (1) the Exercise Number in effect on the record date and (2) a fraction:

(i)                                     the numerator of which shall be the product of (I) the sum of the number of Common Shares outstanding on the record date plus the number of Shares which the Holder would be entitled to receive upon exercise of all its outstanding Warrants if they were exercised on the record date, and (II) the Current Market Price thereof on that date; and

(ii)                                  the denominator of which shall be:

(A)                              the product of (I) the sum of the number of Common Shares outstanding on the record date plus the number of Common Shares which the Holder would be entitled to receive upon exercise of all its outstanding Warrants if they were exercised on the record date, and (II) the Current Market Price thereof on the earlier of such record date and the date on which the Company announces its intention to make such distribution;

less

(B)                                the aggregate fair market value, as determined by the Company’s Board of Directors, whose determination shall be conclusive, of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution.

SECTION 10. - In any case in which it shall be required that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event:

(a)                                  issuing to the Holder, if the Warrant is exercised after such record date and before the occurrence of such event (the date of such exercise being herein referred to as the “Exercise Date”), the additional Common Shares issuable upon such exercise by reason of the adjustment required by such event; and

(b)                                 delivering to the Holder any distributions declared with respect to such additional Common Shares after such Exercise Date and before such event;

provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing its right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price and the number of Common Shares purchasable upon exercise of this Warrant and to such distributions declared with respect to any such additional Common Shares issuable on the exercise of this Warrant.

The adjustments provided for herein are cumulative; shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent; and shall apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions hereof provided that, notwithstanding any other provision hereof, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price then in effect and no adjustment shall be made in the number of Common Shares purchasable on the exercise of the Warrant unless it would result in a change of at least one-hundredth of a share (provided, however, that any adjustments which by reason of this Section 10 are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

In the event of any question arising with respect to the adjustments provided for herein, such question shall be conclusively determined by a firm of chartered accountants (who may be the Company’s auditors) appointed by the Company. The Accountants shall have access to all necessary records of the Company and such determination shall, in the absence of manifest error, be binding upon the Company and the Holder.

If the Company after the date of this Warrant takes any action affecting the Common Shares, other than an action described herein, which in the opinion of the directors of the Company would materially affect the rights of the Holder, the Exercise Price and/or the number of Common Shares purchasable upon exercise of this Warrant shall be adjusted, subject to the prior written consent of the Toronto Stock Exchange, in such manner, if any, and at such time, by the action of the directors, in their discretion as they may determine to be equitable in the circumstances.  Failure of the directors to make an adjustment in accordance with this Section 10 shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

If the Company shall set a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any issue or distribution or for the issue of any rights, options or warrants and the Company thereafter and before such distribution or issue to such shareholders legally abandon its plan to make such distribution or issue, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of this Warrant shall be required by reason of the setting of such record date.

In the absence of a resolution of the directors fixing a record date for any of the events referred to in Subsection 9(b), the Company shall be deemed to have fixed as the record date therefor the date on which any of such events is effected.

SECTION 11. - As a condition precedent to the taking of any action which would require an adjustment pursuant to Sections 8 or 9 hereof, the Company shall take any action which may, in the opinion of counsel to the Company, be necessary in order that the Company may validly and legally issue as fully paid and non-assessable all the Common Shares to which Holder is entitled to receive on the full exercise hereof in accordance with the provisions hereof.

SECTION 12. - At least ten days prior to the effective date or record date, as the case may be, of any event which, if implemented, will require an adjustment in any of the subscription rights pursuant to this Warrant, including the Exercise Price and the number of Common Shares which are purchasable upon the exercise hereof, the Company shall give notice to the Holder specifying the particulars of such event and, if determinable and applicable, the required or anticipated adjustment and the computation of such adjustment.

In case any adjustment for which a notice in this Section 12 has been given is not then determinable, the Company shall promptly after such adjustment is determinable give notice to the Holder of the adjustment and the computation of such adjustment.

SECTION 13. - The Company covenants and agrees that at the expense of the Holder, it will do, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such other acts, deeds and assurances as the Holder shall reasonably require for the completion of the intentions and provisions of this Warrant.

SECTION 14. - Time shall be of the essence hereof.

SECTION 15. - This Warrant, any amendment, addendum, exhibit, supplement or other document relating hereto, and any and all disputes arising herefrom or related hereto, shall be governed by and construed in accordance with the internal laws of the Province of British Columbia, and the federal laws of Canada applicable therein, governing disputes occurring, and contracts made and to be performed, wholly therein, and without reference to its principles governing the choice or conflict of laws. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of

British Columbia, sitting in the City of Vancouver, with respect to any dispute related to or arising from this Warrant Certificate.

SECTION 16. - Any notice required or permitted to be given hereunder shall be in writing and may be given by delivery or by facsimile transmission of same addressed as follows:

(i)            if to the Company:

Vista Gold Corp.
7961 Shaffer Parkway, Suite 5
Littleton, CO
U.S.A. 80127

Telecopier:  (720) 981-1186

Attention: Gregory Marlier

(ii)           if to the Holder, at the address shown on the first page of this Warrant Certificate.

Any notice, if delivered, shall be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a business day, and if not, on the next succeeding business day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt unless actually received after 5:00 p.m. at the point of delivery in which case it shall be deemed to have been given and received on the next business day.  Any of such parties may change its address for service from time to time by notice given in accordance with the foregoing.

SECTION 17. - This Warrant may be executed originally, electronically or by facsimile transmission and shall enure to the benefit of the Holder and its successors and assigns and be binding upon the Company and its successors including successors by way of amalgamation.

IN WITNESS WHEREOF Vista Gold Corp. has caused this Warrant Certificate to be signed by a duly authorized signatory as of the 7th day of November, 2006.

VISTA GOLD CORP.

By:
Authorized Signatory

SUBSCRIPTION FORM

TO:         VISTA GOLD CORP.

The undersigned hereby exercises                      agent warrants (“Agent’s Warrants”) of Vista Gold Corp. (the “Company”) and the right provided for in such exercised Agent’s Warrants to receive the common shares (“Common Shares”) of the Company issuable pursuant to such Agent’s Warrants (or such other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto pursuant to the provisions of the attached agent warrant certificate (the “Agent’s Warrant Certificate”) dated as of the 7th day of November, 2006 issued by the Company to the Holder) at the exercise price of US$8.50 per Agent’s Warrant (or at such other exercise price as may then be in effect under the provisions of the Agent’s Warrant Certificate) and on and subject to the other terms and conditions specified in the Agent’s Warrant Certificate and encloses herewith a certified cheque, bank draft or money order in lawful money of the United States of America payable to the Company or has transmitted same day funds in lawful money of the United States of America by wire to such account as the Company directed the undersigned in payment of the exercise price.

The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

A. ☐                  *the undersigned Holder at the time of exercise of the Warrant is not in the United States, is not a “U.S. person,” as defined in Rule 902 of Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Warrant on behalf of, or for the account or benefit of a U.S. person or person in the United States and did not execute or deliver this Subscription Form in the United States; OR

B. ☐                    *the undersigned Holder has delivered to the Company an opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company) to the effect that with respect to the Common Shares to be delivered upon exercise of this Warrant, the issuance of such Common Shares has been registered under the U.S. Securities Act and applicable state securities laws or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

The undersigned Holder further represents, warrants and covenants that if Box A above is checked, it shall not engage in hedging transactions involving the Common Shares unless such activities are in compliance with the U.S. Securities Act.

The undersigned Holder understands that the certificate representing the Common Shares issued upon exercise of the Warrant will bear a legend, as set forth in Section 1 of the Warrant Certificate, restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

The undersigned hereby directs that any Common Shares subscribed for be registered and delivered as follows:

Name in Full	Address (include Postal Code)	Number of Agent’s Warrants	Number of Common Shares

DATED this             day of                  , 200  .

•

By: